UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 90549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ADMA BIOLOGICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction.

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of ADMA Biologics, Inc. (the “Company”), which will be held virtually at 10:00 a.m. Eastern Time on June 18, 2020. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus (COVID-19) pandemic. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2020.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement and consider such information carefully before voting.
The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of common stock, please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of common stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, I thank you for your continued support of ADMA Biologics, Inc.
Yours sincerely,
/s/ Adam S. Grossman Adam S. Grossman President, Chief Executive Officer and Director
This proxy statement is dated April 29, 2020. Holders of record of the Company’s common stock at the close of business on April 24, 2020 are entitled to receive notice of, and to vote at, the Annual Meeting. Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 29, 2020.

ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ADMA BIOLOGICS, INC.
To Be Held On June 18, 2020
To the Stockholders of ADMA Biologics, Inc. (“we,” “our” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2020 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 10:00 a.m. Eastern Time on June 18, 2020.
Virtual Annual Meeting
In light of on-going developments related to coronavirus (COVID-19) and after careful consideration, the Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, directors, management and employees. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADMA2020. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials” proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:00 a.m. Eastern Time, and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
Items of Business
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors for a term expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death.

2.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
3.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the accompanying proxy statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 24, 2020 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of Continental Stock Transfer & Trust Company, the Company’s independent stock transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be made available electronically upon request for inspection by stockholders in attendance at the virtual Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 29, 2020. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2019 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on our proxy card. If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2020
OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2019 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors
/s/ Adam S. Grossman Adam S. Grossman President, Chief Executive Officer and Director
April 29, 2020
Ramsey, New Jersey

ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020
This proxy statement is being made available via Internet Access, beginning on or about April 29, 2020, to the owners of shares of common stock of ADMA Biologics, Inc. (the “Company,” “our,” “we,” or “ADMA”) as of April 24, 2020, in connection with the solicitation of proxies by our Board of Directors for our 2020 annual meeting of stockholders (the “Annual Meeting”). On or about April 29, 2020, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. You will not automatically be entitled to receive by mail our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2019. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

QUESTIONS AND ANSWERS
The following section addresses certain questions about this proxy statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on June 18, 2020. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2020.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire proxy statement and carefully consider such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the emerging public health impact of the coronavirus (COVID-19) pandemic. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/ADMA2020.
What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”);

2.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (the “Auditor Ratification Proposal”); and
3.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
For more information about these proposals, please see the sections entitled “Director Election Proposal” and “The Auditor Ratification Proposal.”
Who is entitled to vote at and attend the Annual Meeting?
Only stockholders of record and beneficial owners of the Company’s common stock at the close of business on April 24, 2020 (the “Record Date”) are entitled to receive notice of, vote at and attend the Annual Meeting. At the close of business on the Record Date, there were 86,345,313 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, held by nine holders of record. Each outstanding share of the Company’s common stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of common stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner: If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone.
Because a beneficial owner is not the stockholder of record, you may not vote your shares of common stock at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
Stockholder of Record: If your shares of common stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/ADMA2020. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
What do I need to do to attend the Annual Meeting?
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/ADMA2020 and following the instructions provided on your proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with Delaware law and our Amended and Restated Bylaws (“Bylaws”), the presence at the Annual Meeting, through virtual attendance or by proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the Record Date, 86,345,313 shares of our common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.

How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/ADMA2020 or by mail, Internet, or telephone. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
Voting by Mail: If you are a holder of record of common stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold common stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Internet: If you are a holder of record of common stock and choose to vote by Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 17, 2020, the day before the Annual Meeting.
Voting by Telephone: If you are a holder of record of common stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 17, 2020, the day before the Annual Meeting.
Voting at the Annual Meeting: If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/ADMA2020.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on June 17, 2020, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by June 17, 2020, the day before the Annual Meeting. If you give instructions as to your proxy appointment to the Annual Meeting, such instructions must be received on June 18, 2020 at the Annual Meeting before the voting commences.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•	“FOR” the election of each of the director nominees named in the Director Election Proposal;
•	“FOR” the Auditor Ratification Proposal.
How will my shares of common stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable Nasdaq Stock Market LLC (“Nasdaq”), New York Stock Exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present or represented by proxy and entitled to vote with respect to the proposals presented in this proxy statement. The Director Election Proposal is a non-routine matter and the Auditor Ratification Proposal is a routine matter. Accordingly, a broker non-vote will not affect the outcome of voting on the Director Election Proposal and broker non-votes are not applicable to the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
•	Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;
•	Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on June 17, 2020, the day before the Annual Meeting;
•	Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on June 17, 2020, the day before the Annual Meeting; or
•	Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/ADMA2020
If your shares of common stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote? – Voting at the Annual Meeting.” Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
What vote is required to approve each proposal?
Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Director Election Proposal	Plurality of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy and entitled to vote thereon	“FOR” or “WITHHOLD”	No
Auditor Ratification Proposal	Majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote thereon	“FOR”, “AGAINST” or “ABSTAIN”	Yes

Election of a director requires the affirmative vote of a plurality of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming the presence of a quorum at the Annual Meeting. This means that the two nominees with the greatest number of votes will be elected.
Adoption of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved, provided a quorum is present through virtual attendance, by remote communication or represented by proxy. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Notwithstanding the vote standards described herein, please be advised that the Auditor Ratification Proposal is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board. However, the Board or Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by stockholders.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of common stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Adam S. Grossman, President and Chief Executive Officer, and Brian Lenz, Executive Vice President and Chief Financial Officer. Giving your proxy to Messrs. Grossman and Lenz means that you authorize Messrs. Grossman and Lenz, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules. We do not plan to engage a proxy solicitor in connection with the Annual Meeting.

THE DIRECTOR ELECTION PROPOSAL
The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than one nor more than nine. The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s Bylaws. The Company’s Bylaws and the Second Amended and Restated Certificate of Incorporation of ADMA Biologics, Inc. (the “Charter”) divide the Board into three classes with staggered three-year terms. Six directors are currently serving on the Board and one Class II vacancy exists as a result of Eric I. Richman’s departure from the Board. The Board intends to fill this vacancy as soon as it finds a suitable candidate.
At the Annual Meeting, stockholders will be asked to elect two Class I directors to serve for a three-year term expiring at the annual meeting of stockholders in 2023. The Class I nominees, whose term of office will expire at the annual meeting in 2023 if reelected, are Bryant E. Fong and Martha J. Demski. On April 27, 2020, Dr. Dov A. Goldstein, a Class I director, announced that he would not be standing for reelection at the Annual Meeting. If Ms. Desmki and Mr. Fong are elected and reelected, respectively, as Class I directors at the Annual Meeting pursuant to this proposal, then the Board will continue to consist of six directors.
The Board has nominated Mr. Fong and Ms. Demski upon the recommendation of our Governance and Nominations Committee. Proxies solicited by the Board will, unless otherwise directed, be voted to elect Mr. Fong and Ms. Demski. Mr. Fong and Ms. Demski have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominee and to vote for a substitute nominee in their discretion in such class, as they shall determine. Set forth below is certain information about each of Mr. Fong and Ms. Demski, including their age, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years. Other than with respect to Dr. Jerrold B. Grossman, who is a Class III director and the father of Adam S. Grossman, our President and Chief Executive Officer and a Class II Director, there are no family relationships among any of our directors, the nominees for director or our executive officers.
NOMINEES FOR CLASS I DIRECTOR TO SERVE A THREE-YEAR TERM
EXPIRING AT THE 2023 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Bryant. E. Fong	47
Mr. Fong, who became a director of the Company in May 2012 and is currently a member of the Company’s Audit Committee, Compensation Committee and Governance and Nominations Committee, has over 25 years of experience in the life sciences industry. Mr. Fong is a founding Managing Director and General Partner at Biomark Capital Fund, a life sciences private equity firm formed in 2013 (“Biomark Capital”). Prior to Biomark Capital, Mr. Fong was a Managing Director and General Partner of Burrill & Company, where he spent almost 16 years investing in and managing investments in private and public companies in the biotechnology industry. Some of Mr. Fong’s most notable investments include Pharmasset (VRUS), Novadaq Technologies (NVDQ), Galapagos (GLPG), Ceptaris Therapeutics, Ferrokin Biosciences, WaveTec Vision and JHL Biotech. Prior to joining Burrill & Company, Mr. Fong held positions as a research scientist with two early stage biotechnology companies located in the San Francisco Bay area. Mr. Fong currently serves on the boards of directors of a number of private life science companies. Mr. Fong earned his B.S. with honors in Molecular and Cell Biology-Biochemistry from the University of California, Berkeley. He was nominated by Biomark Capital to serve on the Board because of his extensive experience in the biotechnology industry.

Name	Age	Principal Occupation and Business Experience
Martha J. Demski	67
Ms. Demski was Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc. (now known as Ajinomoto Bio-Pharma Services), a fully-integrated contract development and manufacturing organization, before retiring in May 2017. Prior to joining Althea in 2011, Ms. Demski was Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center (SKCC). She is currently Chair of the Board of the biopharmaceutical company Chimerix, Inc. (CMRX). Ms. Demski also is a director of Adamas Pharmaceuticals (ADMS) and Equillium, Inc. (EQ), serving as Chair of their Audit Committees and member of their Compensation Committees. She previously served on the board of Neothetics, Inc. as well as several not-for-profit boards over the years. In 2017, Ms. Demski was recognized as Director of the Year in Corporate Governance by the Corporate Directors Forum. In addition, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned her MBA from the University of Chicago Booth School of Business with concentrations in Accounting and Finance and her B.A. from Michigan State University. Ms. Demski was nominated to serve on the Board because of her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

Vote Required
Assuming the presence of a quorum at the Annual Meeting, the election of a director requires the affirmative vote of a plurality of the shares present, through virtual attendance, by remote communication or represented by proxy and entitled to vote. Thus, the two nominees with the greatest number of votes will be elected.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the election of each of the nominees for director named above and unanimously recommends that you vote “FOR” the election of each of the nominees for director named above.

CLASS I DIRECTOR SERVING UNTIL THE ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Dov A. Goldstein, M.D.	52
Dr. Goldstein has been a director of the Company since 2007 and is currently the Chairman of the Company’s Compensation Committee. Dr. Goldstein is currently a private investor. Dr. Goldstein was the Chief Financial Officer at Schrödinger, LLC from 2017 to 2018. Dr. Goldstein served as a Managing Partner at Aisling Capital from 2014 to October 2017, Partner from 2008 to 2014 and a principal at Aisling Capital from 2006 to 2008. Dr. Goldstein served as the Chief Financial Officer of Loxo Oncology, Inc. between July 2014 and January 2015, and was its acting Chief Financial Officer from January 2015 to May 2015. From 2000 to 2005, Dr. Goldstein served as Chief Financial Officer of Vicuron Pharmaceuticals, Inc., which was acquired by Pfizer, Inc. in September 2005. Prior to joining Vicuron, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures. Dr. Goldstein also completed an internship in the Department of Medicine at Columbia-Presbyterian Hospital. Dr. Goldstein serves as a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR) and NeuBase Therapeutics, Inc. (Nasdaq: NBSE) and previously served as a director of Loxo Oncology, Inc. (Nasdaq: LOXO) within the past five years. Dr. Goldstein received a B.S. from Stanford University, an M.B.A. from Columbia Business School and an M.D. from Yale School of Medicine. ADMA believes that Dr. Goldstein’s medical training and his experience in the biopharmaceutical industry as a venture capital investor, as an executive of Vicuron and a member of the boards of directors of other biopharmaceutical companies, as well as his valuable perspective on ADMA’s business, give him the requisite qualifications and skills to serve as a director. Dr. Goldstein is not standing for reelection after the conclusion of his current term at the Annual Meeting.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Steven A. Elms	56
Mr. Elms has been a director of the Company since 2007 and is the Company’s Chairman of the Board. Mr. Elms serves as a Managing Partner at Aisling Capital, which he joined in 2000. Previously, he was a Principal in the Life Sciences Investment Banking Group of Hambrecht & Quist. During his five years at Hambrecht & Quist, Mr. Elms was involved in over 60 financing and merger and acquisition transactions, helping clients raise in excess of $3.3 billion in capital. Prior to joining Hambrecht & Quist, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette. His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group. Mr. Elms currently serves on the board of directors of Zosano Pharma Corp. (Nasdaq: ZSAN) and previously served on the board of directors of Loxo Oncology, Inc. (Nasdaq: LOXO), Cidara Therapeutics, Inc. (Nasdaq: CDTX) and Pernix Therapeutics Holdings, Inc. (OTCMKTS: PTXTQ) within the past five years. Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University. Mr. Elms was chosen to serve on the Board because of his valuable experience in the investment banking industry, particularly with respect to strategic and financing transactions.

Name	Age	Principal Occupation and Business Experience
Adam S. Grossman	43
Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011, and is a co-founder of the Company. Mr. Grossman has over 20 years of experience in the blood and plasma industry. Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, positions he held between 1994 and 2011. He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions. Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University. Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman and co-founder. Mr. Grossman was chosen to serve on the Board because, as the Company’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Jerrold B. Grossman D.P.S.	72
Dr. Grossman has been a director of the Company since 2007, is the Vice Chairman of our Board and is a co-founder of the Company. Dr. Grossman has over 35 years of experience in the blood and plasma industry. He served as the Chief Executive Officer of ADMA, on a part-time basis, between 2007 and October 2011. He is the founder and Chief Executive Officer of Technomed, Inc. (formerly National Hospital Specialties), a wholesaler of specialty biological and pharmaceutical products, and has served as Chief Executive Officer of that company since 1980. Additionally, Dr. Grossman is the founder and President of GenesisBPS, a medical device firm specializing in blood collection and processing equipment, and has served as President of that company since 1990. Previously, he held positions at the New York Blood Center and Immuno-U.S., Inc. and previously served as the Chairman of the Board of Bergen Community Blood Services. Currently, Dr. Grossman is a member of the New Jersey Blood Bank Task Force and a founder and director of the New Jersey Association of Blood Bank Professionals. He was a founder and former director of Pascack Bancorp, Inc., which was acquired by Lakeland Bancorp, Inc. in January 2016, and is currently a member of the Corporate Advisory Council of Lakeland Bancorp Inc. Dr. Grossman has also provided consulting services to various government agencies and international organizations. He received a B.A. in Economics and Finance from Fairleigh Dickinson University, an M.B.A. from Fairleigh Dickinson University, and his D.P.S. in Business Management from Pace University. Dr. Grossman is the father of Adam S. Grossman, our President and Chief Executive Officer. He was chosen to serve on the Board because of his role as our co-founder and past Chief Executive Officer, as well as his more than 35 years of experience serving a variety of companies and associations in the blood and plasma industry.

Name	Age	Principal Occupation and Business Experience
Lawrence P. Guiheen	69
Mr. Guiheen became a director of the Company in July 2012 and is currently the Chairman of the Company’s Governance and Nominations Committee and a member of the Company’s Audit Committee. Mr. Guiheen is currently Executive Vice President of Wellstat Management and Chief Executive Officer of Wellmond Therapeutics. Wellmond Therapeutics is a start-up pharmaceutical company located in Rockville, MD. Wellmond is developing and will commercialize drug candidates in oncology supportive care and treatments for diseases and conditions involving mitochondrial and cellular energy disorders or failures. In addition, Mr. Guiheen has over 25 years of experience in the blood and plasma industry. From July 2013 to November 2019, Mr. Guiheen served as Chief Commercial Officer of Kedrion Biopharma, Inc., based in Barga, Italy and Fort Lee, New Jersey. Kedrion markets therapies globally for hemophilia, hemolytic disease of the newborn, immune and neurological disorders. Prior to July 2013, Mr. Guiheen was principal of Guiheen and Associates, a consulting group that specialized in biopharmaceutical, pharmaceutical and medical device commercialization. Before July 2011, Mr. Guiheen was with Baxter Healthcare Corporation for over 30 years. Most recently he held the positions of General Manager Global Hemophilia Franchise (from December 2010 to July 2011), President of Global BioPharmaceuticals for Baxter Healthcare’s BioScience Division (March 2010 to December 2010) and President of BioPharmaceuticals US (January 2004 to March 2010). Mr. Guiheen had been a member of the BioScience Senior Management Team for over 14 years and has extensive experience leading global and domestic commercial organizations in the plasma and recombinant therapies. Mr. Guiheen is past Chairman of the Global Board of Directors for the Plasma Proteins Therapeutics Association (PPTA) and a past member of the Board of Directors of California Healthcare Institute (CHI). Mr. Guiheen holds a Bachelor of Arts degree in business administration from Rutgers University. Mr. Guiheen was chosen to serve on the Board of Directors because of his extensive experience in the plasma and pharmaceutical industries.

ADMA CORPORATE GOVERNANCE
Director Independence
Our Board has determined that each of Bryant E. Fong, Steven A. Elms, Dov A. Goldstein, M.D. and Lawrence P. Guiheen is independent as that term is defined under the applicable independence listing standards of Nasdaq. Subject to Ms. Demski’s election, the Board has determined that Ms. Demski will be independent as that term is defined under the applicable independence listing standards of Nasdaq.
Nominating Rights
Our Board includes members who are designated nominees of certain of our stockholders. Mr. Fong is currently the designated nominee of Biomark Capital, Mr. Elms is currently the designated nominee of Aisling Capital, and Dr. Jerrold B. Grossman is currently the designated nominee of Hariden, LLC (“Hariden”), an entity controlled by Adam S. Grossman. In February 2012, we completed a private placement (the “2012 Financing”). As lead investors in the 2012 Financing, each of Biomark Capital, Aisling Capital and Hariden are entitled to designate one nominee to our Board for as long as each such entity owns 50% of the shares of common stock that it owned immediately following the closing of the 2012 Financing.
Board Leadership Structure and Role in Risk Oversight
Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.
Our Board is currently composed of six directors, four of whom are independent, in accordance with the Nasdaq independence listing standards. If the director nominees are each elected, the Company’s Board will consist of six directors and there will exist one Class II director vacancy. Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, and Governance and Nominations Committee. Each of the standing committees is comprised solely of independent directors. In accordance with Nasdaq rules, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.
To assure effective and independent oversight of management, our Board currently operates with the roles of President and Chief Executive Officer on the one hand and Chairman of the Board on the other separated in recognition of the differences between these roles in the management of the Company. Although our Board does not have a policy as to whether the same individual may serve as both Chairman and President and Chief Executive Officer, or if the roles must be separate, our Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board’s independent authority to oversee our business and the President and Chief Executive Officer and his management team, which manages the business on a day-to-day basis. The President and Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our Chairman, Mr. Elms calls and chairs regular and special meetings of the Board, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs. Additionally, by permitting more effective monitoring and objective evaluation of the President and Chief Executive Officer’s performance, this structure increases the accountability of the President and Chief Executive Officer. A separation of the President and Chief Executive Officer and Chairman roles also prevents the former from controlling the Board’s agenda and information flow, thereby reducing the likelihood that the President and Chief Executive Officer would abuse his power.
The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
The Compensation Committee reviews the Company’s compensation practices to confirm that they do not create risks likely to have a material adverse effect on the Company. This review includes comparing the compensation practices of the Company with peer companies in the life sciences sector as well as ensuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.
Meetings of the Board and its Committees
The Board held a total of 13 meetings during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he served as a director and the total number of meetings held by the committee on which he served during the period. Members of our Board are invited and encouraged to attend each annual meeting of stockholders, and each director attended the prior annual meeting of stockholders held on June 5, 2019 in person or by teleconference.
Board Committees
Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominations Committee. These committees, their principal functions and their respective memberships are described below.
Audit Committee
The current members of our Audit Committee are Dr. Goldstein and Messrs. Fong (Chairman) and Guiheen. Additionally, Mr. Richman served as chairman of the Audit Committee until March 31, 2020. The Board plans to appoint Ms. Desmki to the Audit Committee subject to Ms. Demski being elected as a director at the Annual Meeting. The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable rules of the SEC for corporate audit committees and listing requirements of Nasdaq. Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Dr. Goldstein qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. If Ms. Demski is elected to the Board and appointed to the Audit Committee, the Board has determined that Ms. Demski will be an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and will qualify as an “audit committee financial expert.”
The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary functions of the Audit Committee are to: (i) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (ii) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) review the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (iv) monitor compliance with legal regulatory requirements; (v) monitor the independence and performance of the Company’s independent registered public accounting firm; and (vi) provide effective communication between the Board, senior and financial management and the Company’s independent registered public accounting firm. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
The Audit Committee is also responsible for addressing matters of accounting policy with our independent registered public accounting firm. In discharging its role, the Audit Committee is empowered to investigate any matter within the scope of its responsibilities with full access to all of our books, records, facilities and personnel. The Audit Committee also has the power to retain special legal, accounting and other advisors as it deems necessary to carry out its duties. In 2019, the Audit Committee retained the services of BDO USA, LLP, as a Sarbanes-Oxley advisor, to assist with the Company’s internal controls related to the Company’s compliance with Sarbanes Oxley Section 404A and 404B and the audit of the Company’s internal control over financial reporting by CohnReznick, LLP, the Company’s independent registered public accounting firm, in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
The Audit Committee held four meetings during the year ended December 31, 2019. A copy of the Audit Committee’s charter is posted on our website at www.admabiologics.com.
Compensation Committee
The members of our Board’s Compensation Committee are Dr. Goldstein (Chairman) and Mr. Fong. Mr. Richman, our former director, served as a member of the Compensation Committee until March 31, 2020. The Board plans to appoint Ms. Desmki to the Compensation Committee subject to Ms. Demski being elected as a director at the Annual Meeting. The Board also plans to appoint Mr. Guiheen to the Compensation Committee after the Annual Meeting. Our Board has determined that all members of the Compensation Committee are independent directors and, if Ms. Demski is elected to the Board and appointed to the Compensation Committee, that Ms. Demski also will be an independent director, as defined by the applicable Nasdaq listing standards.
The Compensation Committee is responsible for ensuring that the Company’s compensation programs are: (i) effective in attracting and retaining the Company’s President and Chief Executive Officer, the Company’s other executive officers, the Company’s other officers and the Company’s non-management directors; (ii) administered fairly and in our stockholders’ interests; and (iii) in compliance with the applicable compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC, the Internal Revenue Service and other laws, as amended from time to time. The Compensation Committee reviews and recommends to the Board appropriate executive compensation policies, compensation of the directors and officers and executive and employee benefit plans and programs, and is responsible for overseeing such policies, compensation programs and plans approved by the Board and, where appropriate, by our stockholders. In connection with its evaluations and determinations in 2019, the Compensation Committee retained the services of Radford Aon, plc (“Radford”), a nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs. Radford may also from time to time advise management, with the Compensation Committee’s consent. Radford was engaged by and reports to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the power to retain and terminate the services of Radford and to engage other advisors.
The Board determines, based on the recommendations of the Compensation Committee, the compensation of our President and Chief Executive Officer, including salary, bonus, stock options and certain other arrangements. The President and Chief Executive Officer, or any other executive officer for whom compensation is being discussed or determined, is not permitted to be present at meetings at which their respective compensation or performance is discussed or determined.
Under the Compensation Committee Charter, our President and Chief Executive Officer and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers. The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.
The Compensation Committee may also form, and delegate such power and authority to, subcommittees or other committees of the Board when deemed appropriate; provided that the Compensation Committee may not delegate any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole; provided further that no such subcommittee shall consist of fewer than two members. In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate.
The Compensation Committee held four meetings during the year ended December 31, 2019. A copy of the Compensation Committee’s charter is posted on our website at www.admabiologics.com.
Governance and Nominations Committee
The members of our Board’s Governance and Nominations Committee are Messrs. Guiheen (Chairman) and Fong. Additionally, Mr. Richman served as a member of the Governance and Nominations Committee until March 31, 2020. Our Board has determined that all members of the Governance and Nominations Committee are independent directors as defined by the applicable Nasdaq listing standards.

The Governance and Nominations Committee’s role and responsibilities are set forth in the Governance and Nominations Committee’s written charter and include (i) evaluating and making recommendations to the full Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board; (ii) developing and recommending to the Board a set of corporate governance principles and a code of conduct applicable to the Company; and (iii) overseeing the evaluation of the Board through annual assessment by the Governance and Nominations Committee of the performance of each member of the Board. In evaluating the independence of directors, the Governance and Nominations Committee considers many factors and has taken the position that a director may be considered independent despite being affiliated with a significant stockholder.
In identifying candidates for membership on the Board, the Governance and Nominations Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals of varying gender, origin and backgrounds with various and relevant career experience, relevant technical skills, education, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties; and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Governance and Nominations Committee has instituted a policy whereby diversity, including diversity of gender, origin and background, became a key consideration when identifying candidates for membership on the Board. The Governance and Nominations Committee also may consider the extent to which the candidate would fill a present need on the Board.
The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominations Committee’s criteria for membership on the Board, whom the Governance and Nominations Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Governance and Nominations Committee will identify or solicit recommendations for new candidates when there is no qualified and available incumbent.
The Governance and Nominations Committee will consider nominees recommended by stockholders. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominations Committee. Stockholders who would like to have our Governance and Nominations Committee consider their recommendations for nominees for the position of director should submit their recommendations, in a timely manner and in accordance with the procedures set forth below, in writing to: Corporate Secretary, ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446.
For nominations, a stockholder’s notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Company that are owned of record and beneficially owned by such person, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (F) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of the Company beneficially owned by the nominating stockholder, (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, (E) the name and address of any other stockholder, to the extent known by the nominating stockholder, supporting the proposal on the date of the stockholder’s notice, (F) a representation as to whether the nominating stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (G) a description of all Derivative Transactions (as such term is defined in the Bylaws) made by each nominating stockholder during the prior twelve months.
The Governance and Nominations Committee met one time during the year ended December 31, 2019. A copy of the Governance and Nominations Committee’s charter is posted on our website at www.admabiologics.com.
Code of Ethics and Business Conduct Standards
We are committed to quality, innovation and above all, ethical professional conduct. Our Code of Ethics and Business Conduct Standards, as amended and restated on September 27, 2018 (the “Code”), applies to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and contains the general guidelines for conducting the business of the Company and its subsidiaries and affiliates.
It is the policy of the Company to conduct its business in a matter that meets the highest ethical and moral standards and to strictly comply with all laws and regulations governing its operations. The overall purpose of the Code is to ensure compliance with general guidelines for conducting the business of the Company consistent with the understanding of Company personnel of the Company’s standards of ethical business practices, laws, rules and regulations. The Code includes provisions related to compliance with all laws and regulations governing its operations, compliance with Regulation FD promulgated under the Exchange Act, conduct regarding business activity (including conflicts of interest, corporate opportunities, loans to directors, officers and employees, gratuities, gifts and favors, insider trading and tipping, communications, acting in the best interest of the Company, confidentiality, fair dealing, antitrust, accuracy of Company records and representations, record retention, the Company’s commitment to providing a safe, orderly, diverse and tolerant work environment that is free of any discrimination or harassment ), conduct regarding outside activity (including responsible citizenship and political activity), conduct regarding the Company’s facilities and property (including professional and personal use of the Company’s information systems and assets), waivers of the Code, and encourages contact with the Company’s Corporate Compliance Officer.
All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company has posted the Code, and will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at www.admabiologics.com.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Corporate Secretary may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

ADMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our stock as of April 3, 2020, except as noted below, by:
•	each of our directors;
•	each of our named executive officers (as defined in Item 402(m)(2) of Regulation S-K);
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
Shares of our common stock subject to options, warrants, restricted stock units (“RSUs”) or other rights currently exercisable or exercisable or expected to vest within 60 days of April 3, 2020 are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes below, each holder listed below possesses sole voting and/or investment power with respect to their shares of stock and such holder’s address is c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446. An asterisk (*) denotes less than 1% of ownership of stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on an aggregate of 86,345,313 shares of common stock outstanding as of April 3, 2020. This table does not give effect to any transactions by any of the persons below that have occurred after April 3, 2020.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Dr. Jerrold B. Grossman(1)	467,503	*%
Adam S. Grossman(2)	2,818,114	3.2%
Steven A. Elms(3)	3,768,240	4.4%
Dov A. Goldstein, M.D.(4)	160,069	*%
Bryant E. Fong(5)	1,593,373	1.8%
Lawrence P. Guiheen(6)	231,069	*%
Martha J. Demski	0	*%
Brian Lenz(7)	514,280	*%
James Mond, M.D., Ph.D.(8)	590,898	*%
All directors and executive officers as a group (9 persons)	10,143,546	11.7%

Owners of more than 5% of our stock
Perceptive Life Sciences Master Fund, Ltd. and affiliates(9)	18,194,802	20.7%
Consonance Capital Management LP and affiliates(10)	5,166,961	6.0%
*	Less than 1%.
(1)
Amount consists of 38,294 shares owned by the Genesis Foundation Inc. (“Genesis”), 31,381 shares owned by the Jerrold Grossman 2019 Irrevocable Trust (the “Trust”), 132,864 shares owned directly by Dr. Grossman, 22,857 shares owned by Brookwood LLC (“Brookwood”) and 175 shares owned by Dr. Grossman’s wife. Dr. Grossman is the President of Genesis, an investment trustee of the Trust, the managing member of Brookwood, the Vice Chairman of the Board and Hariden, LLC’s (“Hariden”) designee for nomination to the Board. Amount also includes options to purchase 240,057 shares of common stock and 1,875 RSUs, but does not include options to purchase 11,980 shares of common stock and 5,625 RSUs, which have not vested and will not vest within 60 days of April 3, 2020.

(2)
Amount consists of 66,098 shares owned directly by Mr. Grossman, 580,957 shares owned by Hariden, of which Mr. Grossman is the managing member, and 878,444 shares owned by Areth, LLC (“Areth”), of which Mr. Grossman is a control person. Mr. Grossman is the President and Chief Executive Officer of the Company. Amount also includes options to purchase 1,286,365 shares of common stock and 6,250 RSUs, but does not include options to purchase 913,062 shares of common stock and 93,750 RSUs which have not vested and will not vest within 60 days of April 3, 2020.

(3)
Amount includes options to purchase 158,194 shares and 1,875 RSUs, but does not include options to purchase 11,980 shares of common stock and 5,625 RSUs, which have not vested and will not vest within 60 days of April 3, 2020. Amount also includes 3,608,171 shares of common stock directly owned by Aisling Capital II LP (“Aisling”). Mr. Elms is Aisling’s designee for nomination to the Board. As a Managing Member of Aisling Capital Partners, LLC (“Aisling Partners”), a control person of Aisling, and as a member of the investment committee of Aisling Capital Partners, LP (“Aisling GP”), Mr. Elms may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling. Mr. Elms disclaims beneficial ownership of Aisling’s investment in the Company and Aisling Partners’ ownership of the Company’s options, except to the extent of his pecuniary interest thereon. The address for Mr. Elms is 888 Seventh Avenue, 12th Floor, New York, New York 10106.
(4)
Amount includes options to purchase 158,194 shares and 1,875 RSUs held by Dr. Goldstein, but does not include options to purchase 11,980 shares of common stock and 5,625 RSUs, which have not vested and will not vest within 60 days of April 3, 2020.

(5)
Amount includes options to purchase 158,194 shares and 1,875 RSUs, but does not include options to purchase 11,980 shares and 5,625 RSUs, which have not vested and will not vest within 60 days of April 3, 2020. Amount also includes 1,433,304 shares of common stock directly owned by Biomark Capital. Mr. Fong is Biomark Capital’s designee for nomination to the Board. Mr. Fong is a founding Managing Director and General Partner at Biomark Capital. The address for Mr. Fong is c/o Biomark Capital Fund IV GP LLC, 537 Steamboat Road, Suite 200, Greenwich, Connecticut 06830.

(6)
Amount includes options to purchase 158,194 shares and 1,875 RSUs, but does not include options to purchase 11,980 shares and 5,625 RSUs, which have not vested and will not vest within 60 days of April 3, 2020, and also includes 70,000 shares held directly by Mr. Guiheen and 1,000 shares held beneficially by the Guiheen Trust. Mr. Guiheen is joint trustee of the Guiheen Trust.

(7)
Amount includes 32,142 shares owned directly by Mr. Lenz, options to purchase 479,638 shares and 2,500 RSUs, but does not include options to purchase 355,306 shares and 37,500 RSUs, which have not vested and will not vest within 60 days of April 3, 2020. Mr. Lenz is the Executive Vice President and Chief Financial Officer of the Company.

(8)
Amount includes 22,174 shares owned directly by Dr. Mond, options to purchase 566,224 shares and 2,500 RSUs, but does not include options to purchase 368,868 shares and 37,500 RSUs, which have not vested and will not vest within 60 days of April 3, 2020. Dr. Mond is the Executive Vice President, Chief Scientific Officer and Chief Medical Officer of the Company.

(9)
Consists of 16,584,802 shares of common stock directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”) and 1,610,000 shares of common stock issuable upon the exercise of outstanding warrants held by Perceptive Credit Holdings II, LP. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own the securities directly held by the Perceptive Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. Perceptive Master Fund, Perceptive Advisors and Mr. Edelman each exercise shared dispositive and voting power over the shares of common stock owned by the Perceptive Master Fund. The principal address for the Perceptive Master Fund, Perceptive Advisors and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003. The information reported above is based in part on a Form 4 filed by Perceptive Advisors on March 23, 2020.

(10)
Consists of 4,173,354 shares of common stock (“Master Account Shares”) directly held by Consonance Capital Master Account LP (“Consonance Master”) and 993,607 shares of common stock (“Opportunity Master Account Shares”) directly held by Consonance Capital Opportunity Master Fund, LP (“Consonance Opportunity Master”). Consonance Capital Management LP (the “Adviser”) is the investment adviser of Consonance Master, and pursuant to an investment advisory agreement, the Adviser exercises voting and investment power over the Master Account Shares held by Consonance Master. Consonance Capman GP LLC (“Capman”) is the general partner of the Adviser and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. Each of the Adviser, Capman and Mr. Blutt may be deemed to beneficially own the Master Account Shares. The Adviser is the investment adviser of Consonance Opportunity Master, and pursuant to an investment advisory agreement, the Adviser exercises voting and investment power over the Opportunity Master Account Shares held by Consonance Opportunity Master. Capman is the general partner of the Adviser and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. Each of the Adviser, Capman and Mr. Blutt may be deemed to beneficially own the Opportunity Master Account Shares. Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager & Member of Capman, may be deemed to control Capman and Consonance Opportunity. Each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the Managed Account Shares. The address for the Adviser, Consonance Opportunity, Mr. Blutt and Capman is 1370 Avenue of the Americas, Floor 33, New York, New York 10019. The information reported above is based on information provided in a Schedule 13G/A jointly filed by the Adviser, Consonance Opportunity, Mitchell Blutt and Capman on February 14, 2020.

ADMA EXECUTIVE OFFICERS AND DIRECTOR AND OFFICER COMPENSATION
Director Compensation
The following table sets forth the compensation paid to non-employee directors for the year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	Total ($)
Steven A. Elms(4)	70,900	66,305	137,205
Dr. Jerrold B. Grossman	70,900	66,305	137,205
Dov A. Goldstein, M.D.	54,000	66,305	120,305
Eric I. Richman(5)	68,000	66,305	134,305
Bryant E. Fong(6)	59,500	66,305	125,805
Lawrence P. Guiheen	59,300	66,305	125,605
(1)
The amounts reflected in this column represent the cash fees earned by non-employee directors for services during 2019. Fees earned are based on membership on the Board, committee membership and committee leadership positions. Please refer to our general policy on compensation of the members of our Board below in the section entitled “General Policy Regarding Compensation of Directors.”

(2)
The amounts in this column represent the aggregate grant date fair value for stock option awards issued during 2019 computed in accordance with FASB ASC Topic 718. These options vest in equal monthly installments over a 12-month period following the date of grant. Please see footnote (2) to the Summary Compensation Table below for relevant assumptions made. As of December 31, 2019, the aggregate number of option awards outstanding (vested and unvested) for Mr. Elms was 155,174, for Dr. Grossman was 237,037, for Dr. Goldstein was 155,714 (inclusive of 55,017 shares of common stock which are held for the benefit of Aisling, where Dr. Goldstein served as a partner from 2008 to October 2018), for Mr. Richman was 200,988, for Mr. Fong was 155,174 and for Mr. Guiheen was 155,174.

(3)
On March 13, 2019, the Company granted to each of its then non-employee directors an option to purchase 30,000 shares of the Company’s common stock. Each option granted to such non-employee directors has an exercise price of $3.89, the closing price of the Company’s common stock on Nasdaq on March 13, 2019, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) March 13, 2029 and (ii) the first anniversary of such director’s ceasing to serve on the Board.

(4)	Board fees and option grants paid to Mr. Elms are assigned to Aisling.
(5)	Mr. Richman resigned as a member of our Board, Audit Committee Chair, and member of our Compensation Committee and Corporate Governance and Nominations Committee, effective March 31, 2020.
(6)	Board fees and option grants paid to Mr. Fong are assigned to Biomark Capital.
General Policy Regarding Compensation of Non-Employee Directors
Pursuant to a Board-approved compensation program, in 2019, each director of the Company was paid an annual cash retainer of $40,000. The Chairman and Vice-Chairman were each paid an additional fee of $30,900. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee were each paid $17,500, $14,000 and $10,300, respectively. Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee were each paid a retainer of $9,000, $6,000 and $4,500, respectively.
On February 28, 2020, upon recommendation of the Compensation Committee, the Board adopted certain changes to the director compensation program. Effective January 1, 2020, each director of the Company will be paid an annual cash retainer of $40,000, except for the Chairman and Vice-Chairman, who will each be paid a fee of $70,900 in lieu of the annual cash retainer. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee will each be paid $20,000, $15,000 and $10,300, respectively. Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee will each be paid a retainer of $10,000, $7,000 and $5,000, respectively.
The Company generally disburses to each member of the Board 50% of each member’s annual Board and Committee fees during the first quarter of each year and the remaining 50% during the third quarter of each year.
Option grant awards to non-employee directors are determined by the Board in its sole, good faith discretion. On February 28, 2020, the Company granted to each of its then non-employee directors an option to purchase 15,000 shares of the Company’s common stock. Each option granted to such non-employee directors has an exercise price of $2.915, the closing price of the Company’s common stock on Nasdaq on February 28, 2020, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) February 28, 2030 and (ii) the first anniversary of such director’s ceasing to serve on the Board. Effective February 28, 2020, upon election to the Board, each new director will be granted stock options to purchase 30,000 shares of the Company’s common stock.
Grants of RSUs to non-employee directors are determined by the Board in its sole, good faith discretion. On February 28, 2020, the Company granted to each of its then non-employee directors 7,500 restricted stock units. The restricted stock units will vest in two equal installments on the six- and 12-month anniversaries of the grant, becoming fully vested on the first anniversary of the date of grant, subject to the director’s continued service on the Board as of the applicable vesting date. Upon vesting, the RSUs will be settled into shares of the Company’s common stock.
Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation - Summary Compensation Table below.
Executive Officers
Adam S. Grossman, 43 – Founder, Director, President and Chief Executive Officer
Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011. Mr. Grossman has over 20 years of experience in the blood and plasma industry. Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties at GenesisBPS, a position he held between 1994 and 2011. He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions. Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University. Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman and co-founder. Mr. Grossman was chosen to serve on the Board because, as the Company’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.
Brian Lenz, 47 – Executive Vice President, Chief Financial Officer
Mr. Lenz joined the Company as Vice President and Chief Financial Officer in May 2012 and, in June 2018, became the Company’s Executive Vice President and Chief Financial Officer. Mr. Lenz was previously employed by CorMedix Inc., a developmental-stage pharmaceutical and medical device company, where he held the position of Chief Financial Officer from February 2010 and Chief Operating Officer and Chief Financial Officer from January 2012 to May 2012. Prior to joining CorMedix, Mr. Lenz was Chief Financial Officer of Arno Therapeutics from July 2008 to February 2010, Chief Financial Officer of VioQuest Pharmaceuticals from April 2004 to June 2008, Controller of Chiral Quest, Inc., a subsidiary of VioQuest Pharmaceuticals, from October 2003 to March 2004, Controller of Smiths Detection from July 2000 to October 2003, and senior auditor at KPMG LLP from October 1998 to July 2000. Mr. Lenz received a B.S. from Rider University, an M.B.A. from Saint Joseph’s University and is a licensed Certified Public Accountant in New Jersey.
James Mond, M.D., Ph.D., 73 – Executive Vice President, Chief Scientific Officer and Chief Medical Officer
Dr. Mond joined the Company as Executive Vice President, Chief Scientific Officer and Chief Medical Officer in July 2012. Dr. Mond was most recently Chief Scientific Officer and Executive Vice President at Biosynexus, where he was responsible for the preclinical and clinical development of three drug candidates from December 1999 through June 2011. Biosynexus engaged in immunological and non-immunologic approaches to treat and prevent staphylococcus infections. Dr. Mond also functioned as its Chief Medical Officer and had involvement with the Food and Drug Administration in designing clinical studies. While at Biosynexus, Dr. Mond served as Chief Medical Officer for a Phase III clinical trial that was run in 93 neonatal intensive care units in Europe and North America. Prior to that time, he was professor of Medicine, Rheumatology and Immunology at the Uniformed Services University of the Health Sciences in Bethesda, Maryland, actively practicing internal medicine, rheumatology and teaching medical students. Dr. Mond’s laboratory invented a vaccine technology that was licensed to GlaxoSmithKline and is currently the basis of a number of pediatric vaccines that are commercialized globally. Dr. Mond also led the laboratory of Immunology at the Uniformed Services University of the Health Sciences and authored 168 papers published in peer reviewed scientific journals and 20 invited articles and book chapters. He has over 20 issued patents in the area of vaccines. Dr. Mond received his M.D and Ph.D. from the New York University Medical School.
Executive Compensation
Summary Compensation Table
The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last completed fiscal year; and (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who served as an executive officer at the conclusion of the fiscal year ended December 31, 2019 and who received in excess of $100,000 in compensation during such fiscal year (collectively referred to as the “named executive officers”).
Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total
Adam S. Grossman Director, President and Chief Executive Officer(4)	2019	$536,000	$368,500	$760,858	$36,664	$1,702,022
	2018	$536,000	$215,205	$728,537	$73,558	$1,553,300

Dr. James Mond Executive Vice President, Chief Scientific Officer and Chief Medical Officer(5)	2019	$415,000	$207,500	$380,429	$234,493	$1,237,422
	2018	$401,800	$117,325	$312,230	$214,094	$1,045,449

Brian Lenz Executive Vice President and Chief Financial Officer(6)	2019	$390,000	$195,000	$380,429	$156,725	$1,122,154
	2018	$366,800	$107,105	$312,230	$153,959	$940,094
(1)	Reflects bonuses for 2019, which were paid in March 2020, and bonuses for 2018, which were paid in March 2019.
(2)
The amount reflected in the table represents the aggregate grant date fair value of options granted in 2018 and in 2019 computed in accordance with FASB ASC Topic 718. We estimate the fair value of each option on the grant date using the Black-Scholes model with the following assumptions: To determine the risk-free interest rate, we utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards. The expected term of the options granted is in accordance with Staff Accounting Bulletins 107 and 110, which is based on the average between vesting terms and contractual terms. The expected dividend yield reflects our current and expected future policy for dividends on our common stock. The expected stock price volatility for our stock options was calculated by examining the historical volatility of the Company’s common stock since the stock became publicly traded in the fourth quarter of 2013. The material terms of the options held are described in the Outstanding Equity Awards at Fiscal-Year End table and corresponding footnote.

(3)
Other compensation includes $11,000 and $11,200 in 2018 and 2019, respectively, in employer contributions to employee accounts under our 401(k) plan in which our employees are entitled to participate in 2018 and 2019, respectively. Such amounts were earned for services performed in 2018 and 2019 and were paid in full in 2018 and 2019. With respect to Mr. Grossman, other compensation also includes (i) for 2018, $23,084 in medical benefits paid by the Company and a $39,474 stipend for living expenses in Florida and (ii) for 2019, $25,464 in medical benefits paid by the Company. With respect to Dr. Mond, other compensation also includes (i) for 2018, $23,094 in medical benefits paid by the Company and a $180,000 stipend for temporary housing in Boca Raton, Florida and (ii) for 2019, $31,293 in medical benefits paid by the Company and a $192,000 stipend for temporary housing in Boca Raton, Florida. With respect to Mr. Lenz, other compensation also includes (i) for 2018, $22,959 in medical benefits paid by the Company and a $120,000 stipend for temporary housing in Boca Raton, Florida and (ii) for 2019, $25,525 in medical benefits paid by the Company and a $120,000 stipend for temporary housing in Boca Raton, Florida.

(4)	Mr. Grossman has served as our President and Chief Executive Officer since October 2011.
(5)	Dr. Mond has served as our Executive Vice President, Chief Scientific Officer and Chief Medical Officer since July 2012.
(6)	Mr. Lenz served as our Vice President and Chief Financial Officer from May 2012 until June 2018 and has served as our Executive Vice President and Chief Financial Officer since June 2018.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding unexercised options held by each of the named executive officers as of December 31, 2019.
Option Awards
Number of Shares Underlying Unexercised Options
Name	Number of Exercisable Shares Underlying Options (#)	Number of Unexercisable Shares Underlying Options (1)(#)	Option Exercise Price	Option Expiration Date
Adam S. Grossman Director, President and Chief Executive Officer	269,410	—	$7.56	2/13/2022
	99,309	—	$8.50	2/21/2024
	60,000	—	$10.80	1/30/2025
	40,500	—	$9.37	10/9/2025
	16,630	354	$5.96	1/28/2026
	38,958	16,042	$5.00	2/14/2027
	364,515	218,709	$3.66	6/6/2027
	160,416	189,584	$3.71	2/9/2028
	—	400,000	$3.22	1/23/2029

Dr. James Mond Executive Vice President, Chief Scientific Officer and Chief Medical Officer	134,705	—	$7.56	7/18/2022
	29,591	—	$8.50	2/21/2024
	22,000	—	$10.80	1/30/2025
	27,000	—	$9.37	10/9/2025
	6,609	141	$5.96	1/28/2026
	15,937	6,563	$5.00	2/14/2027
	151,591	90,955	$3.66	6/6/2027
	68,750	81,250	$3.71	2/9/2028
	—	200,000	$3.22	1/23/2029

Brian Lenz Executive Vice President and Chief Financial Officer	84,190	—	$7.56	5/1/2022
	39,032		$8.50	2/21/2024
	18,000	—	$10.80	1/30/2025
	23,000	—	$9.37	10/9/2025
	5,630	120	$5.96	1/28/2026
	15,937	6,563	$5.00	2/14/2027
	120,295	72,177	$3.66	6/6/2027
	68,750	81,250	$3.71	2/9/2028
	—	200,000	$3.22	1/23/2029
(1)
With respect to option grants that have unvested options outstanding, each option grant vests over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following 36 months of continued employment, subject to accelerated vesting upon certain terminations of employment in connection with a change in control (as described below under “Agreements with Named Executive Officers”).

On February 28, 2020, the Company granted to each of Mr. Grossman, Dr. Mond and Mr. Lenz an option to purchase 325,000, 100,000 and 100,000 shares, respectively, of the Company’s common stock at an exercise price of $2.915 per share. Each option granted to such named executive officers vests over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following 36 months of continued employment, subject to accelerated vesting upon certain terminations of employment in connection with a change in control (as described below under “Agreements with Named Executive Officers”). Also on February 28, 2020, the Company granted to each of Mr. Grossman,

Dr. Mond and Mr. Lenz 100,000, 40,000 and 40,000 RSUs, respectively. The RSUs will vest in equal installments on the anniversary of the date of grant over the next four years, becoming fully vested on February 28, 2024, subject to such named executive officer’s continued employment, and will settle into shares of the Company common stock upon vesting.
Agreements with Named Executive Officers
Adam S. Grossman – President and Chief Executive Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its President and Chief Executive Officer, Adam S. Grossman (the “Grossman Agreement”). The Grossman Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein). The Grossman Agreement provides that Mr. Grossman is (i) entitled to a base salary of $536,000 annually, (ii) eligible for an annual cash bonus with a target equal to 55% of Mr. Grossman’s base salary, based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Mr. Grossman; and (iii) eligible to participate in the Company’s standard benefits package. Mr. Grossman’s base salary was increased to $600,000 annually effective January 1, 2020.
The Grossman Agreement further provides, in the event (i) that Mr. Grossman is terminated by the Company without Cause, (ii) that Mr. Grossman resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Grossman Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and expenses): (A) in the event Mr. Grossman elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement from the Company for the same portion of Mr. Grossman’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date 12 months after Mr. Grossman’s termination and (y) the date on which Mr. Grossman is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Grossman’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Grossman Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within two years following, a Change of Control, the Company will reimburse Mr. Grossman for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date 18 months after the date of Mr. Grossman’s termination and (II) the date on which Mr. Grossman is eligible for comparable health benefits with another company or business entity; (B) a severance payment equal to one year of base salary plus “Target Bonus” (as defined therein) payable in 12 monthly, equal installments after termination or, if such termination is immediately preceding or within two years following a Change of Control, a severance payment equal to 18 months’ base salary plus one and a half times the Target Bonus payable in a lump sum, (C) the prior year Target Bonus (if unpaid and provided the Board has determined in good faith that the goals have been attained), and (C) accelerated vesting of all stock options previously granted to Mr. Grossman and all stock options granted in the future to Mr. Grossman (the “Grossman Stock Options”), as described in the following sentence. If Mr. Grossman (x) is terminated without Cause or Mr. Grossman resigns for Good Reason, in either case immediately preceding or within two years after a Change of Control, such Grossman Stock Options will accelerate in full, and (y) is terminated without Cause or Mr. Grossman resigns for Good Reason (or if Mr. Grossman dies or becomes disabled), and clause (x) does not apply, the portion of such Grossman Stock Options that would have vested on or before the first anniversary of such termination had Mr. Grossman remained employed will accelerate. Furthermore, any payments, awards, benefits or distributions due to Mr. Grossman under the Grossman Agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) (“Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”), may be subject to a cutback as set forth in the Grossman Agreement. In the event that the Grossman Agreement is terminated as a result of Mr. Grossman’s death, becoming disabled, material breach of the agreement, by the Company with Cause or if Mr. Grossman resigns without Good Reason, the Company shall have no further obligations to Mr. Grossman under the Grossman Agreement except for payment of accrued, but unpaid base salary, through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Grossman’s death or becoming disabled, the Company will reimburse Mr. Grossman (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) that it paid during Mr. Grossman’s employment for at least 12 months after the date of his termination and his or his estate shall be entitled to any unpaid annual bonus from any prior performance year.

The Grossman Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality, corporate opportunity restrictive covenant and intellectual property covenants.
Dr. James Mond – Executive Vice President, Chief Scientific Officer and Chief Medical Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its Executive Vice President, Chief Scientific Officer and Chief Medical Officer (the “Mond Agreement”). The Mond Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein). The Mond Agreement provides that Dr. Mond is (i) entitled to a base salary of $415,000 annually, (ii) eligible for an annual cash bonus with a target equal to 40% of Dr. Mond’s base salary, based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Dr. Mond; and (iii) eligible to participate in the Company’s standard benefits package. Dr. Mond’s base salary was increased to $440,000 annually effective January 1, 2020.
The Mond Agreement further provides, in the event (i) that Dr. Mond is terminated by the Company without Cause, (ii) that Dr. Mond resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Mond Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and expenses): (A) in the event Dr. Mond elects continued coverage under COBRA, reimbursement from the Company for the same portion of Dr. Mond’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date nine months after Dr. Mond’s termination and (y) the date on which Dr. Mond is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Dr. Mond’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Mond Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Dr. Mond for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date 12 months after the date of Dr. Mond’s termination and (II) the date on which Dr. Mond is eligible for comparable health benefits with another company or business entity; (B) a severance payment equal to nine months of base salary plus “Target Bonus” (as defined therein) payable in nine monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to 12 months’ base salary plus one times the Target Bonus payable in a lump sum, (C) the prior year Target Bonus (if unpaid and provided the Board has determined in good faith that the goals have been attained), and (C) accelerated vesting of all stock options previously granted to Dr. Mond and all stock options granted in the future to Dr. Mond (the “Mond Stock Options”), as described in the following sentence. If Dr. Mond is terminated without Cause or Dr. Mond resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, such Mond Stock Options will accelerate in full. Furthermore, any payments, awards, benefits or distributions due to Dr. Mond under the Mond Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Mond Agreement. In the event that the Mond Agreement is terminated as a result of Dr. Mond’s death, becoming disabled, material breach of the agreement, by the Company with Cause or if Dr. Mond resigns without Good Reason, the Company shall have no further obligations to Dr. Mond under the Mond Agreement except for payment of accrued, but unpaid base salary, through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Dr. Mond’s death or becoming disabled, the Company will reimburse Dr. Mond (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) that it paid during Dr. Mond’s employment for at least 12 months after the date of his termination and his or his estate shall be entitled to any unpaid annual bonus from any prior performance year.
The Mond Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and intellectual property covenants.
Brian Lenz – Executive Vice President and Chief Financial Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its Executive Vice President and Chief Financial Officer (the “Lenz Agreement”). The Lenz Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein). The Lenz Agreement provides that Mr. Lenz is (i) entitled to a base salary of $390,000 annually, (ii) eligible for an annual cash bonus with a target equal to 40% of Mr. Lenz’s base salary, based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Mr. Lenz; and (iii) eligible to participate in the Company’s standard benefits package. Mr. Lenz’s base salary was increased to $420,000 annually effective January 1, 2020.
The Lenz Agreement further provides, in the event (i) that Mr. Lenz is terminated by the Company without Cause, (ii) that Mr. Lenz resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Lenz Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and expenses): (A) in the event Mr. Lenz elects continued coverage under COBRA reimbursement from the Company for the same portion of Mr. Lenz’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date nine months after Mr. Lenz’s termination and (y) the date on which Mr. Lenz is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Lenz’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Lenz Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Mr. Lenz for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date 12 months after the date of Mr. Lenz’s termination and (II) the date on which Mr. Lenz is eligible for comparable health benefits with another company or business entity; (B) a severance payment equal to nine months of base salary plus Target Bonus payable in nine monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to 12 months’ base salary plus one times the “Target Bonus” (as defined therein) payable in a lump sum, (C) the prior year Target Bonus (if unpaid and provided the Board has determined in good faith that the goals have been attained), and (C) accelerated vesting of all stock options previously granted to Mr. Lenz and all stock options granted in the future to Mr. Lenz (the “Lenz Stock Options”), as described in the following sentence. If Mr. Lenz is terminated without Cause or Mr. Lenz resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, such Lenz Stock Options will accelerate in full. Furthermore, any payments, awards, benefits or distributions due to Mr. Lenz under the Lenz Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Lenz Agreement. In the event that the Lenz Agreement is terminated as a result of Mr. Lenz’s death, becoming disabled, material breach of the agreement, by the Company with Cause or if Mr. Lenz resigns without Good Reason, the Company shall have no further obligations to Mr. Lenz under the Lenz Agreement except for payment of accrued, but unpaid base salary, through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Lenz’s death or becoming disabled, the Company will reimburse Mr. Lenz (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) that it paid during Mr. Lenz’s employment for at least 12 months after the date of his termination and his or his estate shall be entitled to any unpaid annual bonus from any prior performance year.
The Lenz Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and intellectual property covenants.
Retirement Benefits
The only retirement benefit that we offer is our 401(k) plan, which is available to all employees. We currently provide a safe harbor 4% match on an employee’s contributions to the 401(k) plan, up to the applicable limit set forth in the Code.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2019:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,630,351	$4.76	1,931,709(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	5,630,351	$4.76	1,931,709
(1)
On January 1, 2020, an additional 2,372,734 shares of common stock were automatically added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) pursuant to an “evergreen” provision contained therein. Pursuant to such provision, on January 1 of each year through 2022, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to four percent of the outstanding shares of common stock as of the end of our immediately preceding fiscal year, or any lesser number of shares of common stock determined by the Board.

THE AUDITOR RATIFICATION PROPOSAL
Our Audit Committee has appointed CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. In connection with this appointment, CohnReznick LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for 2020.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholders’ ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of CohnReznick LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of CohnReznick LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.
Vote Required
The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote thereon, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Board Recommendation
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2020 is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2020 and recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2020.
Principal Accounting Fees and Services
The following table summarizes the aggregate fees billed for professional services rendered to us by CohnReznick LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2019 and 2018. A description of these fees and services follows the table.
	2019	2018
Audit Fees(1)	$659,581	$838,276
Audit-Related Fees(2)	49,928	59,394
Tax Fees(3)	36,245	26,245
All Other Fees(4)	25,000	—
TOTAL	$770,754	$923,915
(1)
Fees for audit services in 2018 and 2019 consisted of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in our Annual Report on Form 10-K, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, the professional services rendered relating to the Company in connection with public offerings of securities, related comfort letters and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax fees consist of fees billed for services including, but not limited to, assistance with tax compliance and the preparation of tax returns, tax consultation services and assistance in connection with state and local tax audits.

(4)	Reflects audit fees related to a 401(k) retirement plan sponsored the Company.
Pre-Approval of Audit and Permissible Non-Audit Services
Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm’s independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.
Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.
The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2019 with management;
•
Discussed with CohnReznick LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received written disclosures and a letter from CohnReznick LLP regarding its independence as required by applicable requirements of the PCAOB regarding CohnReznick LLP’s communications with the Audit Committee, and the Audit Committee further discussed with CohnReznick LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Submitted by the members of the Audit Committee:
Bryant E. Fong (Chairman)
Dov. A. Goldstein, M.D.
Lawrence P. Guiheen

CERTAIN ADMA RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. We may not enter into a related person transaction unless our Board has reviewed and approved such transaction. In reviewing a related person transaction, our Board may consider various factors, including evaluating potential alternative transactions with unrelated persons. We maintain a Related Party Policy that is reviewed with the Board of Directors or a sub-committee annually; the policy addresses the process for identifying, authorizing, and approving transactions with related parties. Our management prepares a related party listing and transaction analysis quarterly and this analysis is reviewed with the Audit Committee of the Board of Directors. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties.
See “Executive Officers and Director and Officer Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.
2020 Offering
In connection with our February 2020 public offering of our common stock, on February 11, 2020: (i) Lawrence P. Guiheen, a director, purchased 20,000 shares of our common stock, (ii) James Mond, our Chief Scientific Officer and Chief Medical Officer, purchased 4,285 shares of our common stock, (iii) Jerrold B. Grossman, our Vice Chairman of the Board, purchased 22,857 shares of our common stock directly and 22,857 shares of our common stock indirectly through an entity he controls, (iv) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 7,142 shares of our common stock, (v) Adam S. Grossman, our President and Chief Executive Officer, purchased 28,571 shares of our common stock directly and 57,143 shares of our common stock indirectly through an entity he controls, and (vi) Perceptive Advisors, a principal stockholder of ADMA, purchased 4,563,700 shares of our common stock through one of its affiliates, all at the public offering price of $3.50 per share.
2019 Offering
In connection with our May 2019 public offering of our common stock, on May 17, 2019: (i) Jerrold B. Grossman, our Vice Chairman of the Board, purchased 12,000 shares of our common stock, (ii) Lawrence P. Guiheen, a director, purchased 25,000 shares of our common stock, (iii) James Mond, our Chief Scientific Officer and Chief Medical Officer, purchased 4,500 shares of our common stock, (iv) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 5,000 shares of our common stock, (v) Adam S. Grossman, our President and Chief Executive Officer, purchased 5,000 shares of our common stock directly and 25,000 shares of our common stock indirectly through an entity he controls, and (vi) Perceptive Advisors, a principal stockholder of ADMA, purchased 5,000,000 shares of our common stock through one of its affiliates, all at the public offering price of $4.00 per share.
2018 Offering
In connection with our June 2018 public offering of our common stock, on June 8, 2018: (i) Adam S. Grossman, our President and Chief Executive Officer, purchased 20,921 shares of our common stock directly and 52,301 shares of our common stock indirectly through an entity he controls, (ii) Dr. Jerrold B. Grossman, our Vice Chairman of the Board, purchased 20,921 shares of our common stock directly and 31,381 shares of common stock indirectly through an entity he controls, (iii) Lawrence P. Guiheen, a director, purchased 20,000 shares of our common stock, (iv) Eric Richman, a former director, purchased 5,230 shares of our common stock, (v) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 5,000 shares of our common stock, and (vi) Perceptive Advisors, a principal stockholder of ADMA, purchased 2,700,000 shares of our common stock through one of its affiliates, all at the public offering price of $4.78 per share.
Shared Services Agreement and Other Arrangements
Our executive offices are located in approximately 4,200 square feet of space at 465 State Route 17, Ramsey, New Jersey 07446. Currently we operate under a Shared Services Agreement, as amended from time to time, with Areth for the use of office space, warehouse space and certain related services. We paid Areth

$120,000 under this agreement for the years ended December 31, 2019 and 2018. On November 7, 2019, an additional amendment was entered into between Areth and us to extend the term of this agreement through September 30, 2020, and to provide for automatic one-year renewals unless we give written notice of termination to Areth 60 days prior to the end of the term. Areth is a company controlled by Dr. Grossman and Mr. Grossman.
Credit Facility with Perceptive Credit Holdings II, LP
On February 11, 2019, (the “Perceptive Closing Date”), we and all of our subsidiaries entered into a Credit Agreement and Guaranty with Perceptive Credit Holdings II, LP, as the lender and administrative agent (“Perceptive”). On May 3, 2019, we and all of our subsidiaries entered into Amendment No. 1 to the Credit Agreement and Guaranty (“Amendment No. 1”) and the Credit Agreement and Guaranty as amended by Amendment No. 1, the “Perceptive Credit Agreement”). Perceptive is an affiliate of a 5% stockholder of ADMA. The Perceptive Credit Agreement provides for a senior secured term loan facility in a principal amount of up to $85.0 million (the “Perceptive Credit Facility”), comprised of (i) a term loan made on the Perceptive Closing Date in the principal amount of $45.0 million, as evidenced by our issuance of a promissory note (the “Perceptive Initial Note”) in favor of Perceptive on the Perceptive Closing Date (the “Perceptive Initial Term Loan”), (ii) an additional term loan in the principal amount of up to $27.5 million, which we accessed in full on May 3, 2019 (the “Perceptive Second Term Loan”), and (iii) an additional term loan in the principal amount of $12.5 million (the “Perceptive Third Term Loan” and, together with the Perceptive Initial Term Loan and the Perceptive Second Term Loan, the “Perceptive Loans”). The Perceptive Credit Facility has a maturity date of March 1, 2022 (the “Perceptive Maturity Date”), subject to acceleration pursuant to the Perceptive Credit Agreement, including upon an Event of Default (as defined in the Perceptive Credit Agreement).
On the Perceptive Closing Date, we used $30.0 million of the Perceptive Initial Term Loan to terminate and pay in full all of the outstanding obligations under a separate credit facility (the “Marathon Credit Facility”) with Marathon Healthcare Finance Fund, L.P. (“Marathon”) that we entered into in October 2017. We also (i) used $2.8 million of the Perceptive Initial Term Loan to pay a deferred facility fee to the lender under the Marathon Credit Facility, (ii) used $6.5 million of the Perceptive Initial Term Loan to pay a prepayment penalty to Marathon, (iii) used $0.7 million of the Perceptive Initial Term Loan to pay outstanding accrued interest to Marathon and (iv) used proceeds of the Perceptive Initial Term Loan to pay certain fees and expenses incurred in connection with the Perceptive Credit Facility of approximately $1.5 million. In addition, on the Perceptive Closing Date, Marathon released the $4.0 million of cash held in the debt service reserve account to us.
On March 20, 2020, we drew down the full $12.5 million term loan under the Perceptive Third Term Loan.
Borrowings under the Perceptive Credit Agreement bear interest at a rate per annum equal to 7.5% (the “Applicable Margin”) plus the greater of (i) one-month LIBOR and (ii) 3.5%; provided, however, that upon, and during the continuance of, an Event of Default, the Applicable Margin shall automatically increase by an additional 400 basis points. On the last day of each month during the term of the Perceptive Credit Facility, we will pay accrued interest to Perceptive. The rate of interest in effect as of the Perceptive Closing Date was 11.0%.
On the Perceptive Maturity Date, we will pay Perceptive the entire outstanding principal amount underlying the Perceptive Loans and any accrued and unpaid interest thereon. Prior to the Perceptive Maturity Date, there will be no scheduled principal payments on the Perceptive Loans. We may prepay outstanding principal on the Perceptive Loans at any time and from time to time upon three business days’ prior written notice, subject to the payment to Perceptive of, (A) any accrued but unpaid interest on the prepaid principal amount plus (B) a redemption premium amount equal to (i) 5.0% of the prepaid principal amount, if prepaid on or prior to the first anniversary of the Perceptive Closing Date, (ii) 4.0% of the prepaid principal amount, if prepaid after the first anniversary of the Perceptive Closing Date and on or prior to the second anniversary of the Perceptive Closing Date, or (iii) 3.0% of the prepaid principal amount, if prepaid after the second anniversary of the Perceptive Closing Date and on or prior to the third anniversary of the Perceptive Closing Date.
All of our obligations under the Perceptive Credit Agreement are secured by a first-priority lien and security interest in substantially all of our tangible and intangible assets, including intellectual property and all of the equity interests in our subsidiaries.
As consideration for the Perceptive Credit Agreement, we issued to Perceptive, on the Perceptive Closing Date, a warrant to purchase 1,360,000 shares of our common stock (the “Perceptive Warrant”). The Perceptive

Warrant has an exercise price equal to $3.28 per share, which is equal to the trailing 10-day volume weighted average price (“VWAP”) of our common stock on the business day immediately prior to the Perceptive Closing Date multiplied by 1.15. The Perceptive Warrant was valued by us at $2.7 million as of the Perceptive Closing Date, and has an expiration date of February 11, 2029. In connection with our entering into Amendment No. 1 with Perceptive, we issued an additional warrant (the “Perceptive Tranche III Warrant” and, together with the Perceptive Warrant, the “Perceptive Warrants”) to purchase 250,000 shares of the Company’s common stock to Perceptive with an exercise price equal to $4.64 per share, which represents the trailing 10-day VWAP of the Company’s common stock as of May 2, 2019. The Perceptive Tranche III Warrant was valued by the Company at $0.9 million and has an expiration date of May 3, 2029. Perceptive has represented to us, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and we issued the Perceptive Warrants in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The Perceptive Warrants and the shares of common stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Deadline for Submission of Stockholder Proposals and Recommendations for Director
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2021 annual meeting of stockholders must have been received by us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary no later than the close of business on December 29, 2020.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2021 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days and not greater than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is included with these proxy materials. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge on our website (www.admabiologics.com) or upon written request to us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
HOUSEHOLDING OF MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, ADMA will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that ADMA deliver a single set of proxy materials in the future. Stockholders may notify ADMA of their requests by calling or writing ADMA at its principal executive offices at (201) 478-5552 or 465 State Route 17, Ramsey, New Jersey 07446.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
EXPENSES AND SOLICITATION
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

OTHER MATTERS
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This proxy statement and our Annual Report on Form 10-K is available in the “Investors” section of our website at www.admabiologics.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
You are asked to advise us if you intend to attend the Annual Meeting. For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/ADMA2020. You are urged to authorize your proxy via the Internet, or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,

/s/ Adam S. Grossman Adam S. Grossman President and Chief Executive Officer, Director
Dated: April 29, 2020

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this proxy statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.admabiologics.com or you may request such reports, statements or other information in writing or by telephone as follows:
ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
Attention: Office of the Secretary
Telephone: (201) 478-5552
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this proxy statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

ADMA BIOLOGICS, INC.
ATTN: INVESTOR RELATIONS
5800 PARK OF COMMERCE BLVD NW
BOCA RATON, FL 33487

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and complete an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADMA2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16397-P39411

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADMA BIOLOGICS, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect the following Class I directors for a term expiring at the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees:	For	Withhold
1a. Bryant E. Fong	☐	☐
1b. Martha J. Demski	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of CohnReznick LLP as the independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Annual Report are available at www.proxyvote.com.

D16398-P39411

ADMA BIOLOGICS, INC.
Annual Meeting of Stockholders
June 18, 2020 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Adam S. Grossman and Brian Lenz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADMA BIOLOGICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m. Eastern Time on June 18, 2020 at www.virtualshareholdermeeting.com/ADMA2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side